Exhibit 10.1

English Translation

Convertible Bond Subscription Agreement

Signed on July 16, 2014

MoboTap Inc. (“the Company”)

Glory Loop Limited (“the Investor”)

Convertible Bond Subscription Agreement

Contents

Detailed Information		4

General Provisions		6

1	Definitions and Interpretations	6

1.1	Definitions	6
1.2	Interpretations	6
1.3	Headlines	7

2	Subscription of Convertible Bonds	7

2.1	Subscription of Convertible Bonds	7
2.2	Consideration	7

3	Conditions Precedent	7

3.1	Conditions Precedent to the Investor’s Closing	7
3.2	Conditions Precedent to the Company’s Closing	8
3.3	Reasonably Best Efforts	9

4	Representations and Warranties	9

4.1	The Company’s Representations and Warranties	9
4.2	The Investor’s Representations and Warranties	10

5	Closing	11

5.1	Closing Time and Place	11
5.2	The Company’s Obligations to the Closing	11
5.3	The Investor’s Obligations to the Closing	11

6	Termination	12

6.1	Termination of the Agreement	12
6.2	Termination Effect	12
6.3	Surviving Clauses	12

7	Confidentiality	12

7.1	Confidentiality Obligations	12
7.2	Allowed Disclosure	12

8	Announcement	13

9	Notice and Other Communications	13

9.1	Form – All Communications	13
9.2	Form – E-mail Communications	14
9.3	Delivery	14
9.4	Change of Communication Materials	14
9.5	Effective Delivery	14

10	General Provisions	15

Convertible Bond Subscription Agreement	ii

10.1	Severability	15
10.2	Complete Agreement	15
10.3	Transfer	15
10.4	Discretion of Exercising Rights	15
10.5	Failure to Exercise Rights or Failure to Promptly Exercise Rights	15
10.6	Cumulative Relief	15
10.7	Alteration and Exemption	16
10.8	Follow-up Actions	16
10.9	Explanations	16
10.10	Language	16
10.11	Expenses	16
10.12	Duplicates	16

11	Governing Law and Settlement of Disputes	16

11.1	Governing Law	16
11.2	Settlement of Disputes	16
11.3	Appointment of Agent	17

Appendix I - Definitions		19

Appendix II – Convertible Bonds and Terms and Conditions		24

Signature Page		35

Convertible Bond Subscription Agreement	iii

Convertible Bond Subscription Agreement

Detailed Information

The Convertible Bond Subscription Agreement (hereinafter referred to as the “Agreement”) is made by and between the following parties:

The Company	Name	MoboTap Inc.

	Company No.	CF254908

	Place of establishment	Cayman Islands

	Address	P.O. Box 613 GT, 4th Floor Harbour Centre, George Town, Grand Cayman KY1-1107, Cayman Islands

	Fax	027-87782005-8056

	E-mail	tfliu@bainainfo.com

	Attn.	Tiefeng Liu

The Investor	Name	Glory Loop Limited

	Company No.	1829105

	Place of establishment	British Virgin Islands

	Address	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

	Fax	+86 010-6192 0961

	E-mail	legal@cyou-inc.com

	Attn.	Legal Department

The Company and the Investor are referred to as “both Parties” collectively and “either Party” severally herein.

Whereas:

(A)	The Investor and the existing shareholders of the Company signed an investment agreement (the “Investment Agreement”) on July 16, 2014, under which the Investor agrees to purchase from the existing shareholders and the existing shareholder agree to sell 138,015,466 shares of all types of the Company in total which such shareholders hold (including ordinary shares, Series A preferred shares and Series A-1 preferred shares), accounting for about fifty-one percents (51%) of issued share capital of the Company (the “Equity Transaction”).

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(B)	According to the terms and conditions hereof and those about convertible bonds, the Company agrees to issue and the Investor agrees to subscribe the convertible bonds with the principal of US$30,000,000 (the “Convertible Bonds”). After the full conversion of such Convertible Bonds, the Investor will hold 60% of all of outstanding shares of the Company (on the basis of full dilution, including the equity securities issued under any existing employee stock option plan).

(C)	The price of the Convertible Bonds will be mainly used for the promotion of Dolphin Browser overseas and daily business operations of target companies, subsidiaries or affiliated companies controlled by the Company.

Therefore, based on the aforesaid conditions, in consideration of both Parties’ covenants and undertakings hereunder and their agreements upon the constraint force of the Agreement and being subject to the terms and consideration hereunder, both Parties reach the following agreement:

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Convertible Bond Subscription Agreement

General Provisions

1	Definitions and Interpretations

1.1	Definitions

For the purpose of the Agreement, unless the context otherwise requires, the terms shall have the meanings ascribed to them in Appendix I.

1.2	Interpretations

For the purpose of the Agreement, unless the context otherwise requires,

(a)	Any reference to the Agreement includes the appendices or attachments hereof.

(b)	Any reference to any document (including the Agreement) refers to the document as revised, incorporated, supplemented, updated or replaced from time to time.

(c)	Unless otherwise explicitly stated, any reference to any clauses, appendices or attachments refers to the appropriate clauses in the body hereof, appendices and attachments to the Agreement.

(d)	“Including”, “e.g.” or any similar term refers to “including but not limited”.

(e)	Any reference to any party to the Agreement, any other agreements or documents includes the said party’s successors or replacers (including the party after replacement procedures) or permitted assignees.

(f)	Any reference to any “ordinances”, “laws” or “regulations” includes all the ordinances, laws or regulations, all instruments and texts thereunder, as well as all of them as revised, altered, incorporated, revised or replaced in part or in whole.

(g)	Any reference to “writing” or “written” includes any readable and non-temporary copied word modes, including e-mail and fax.

(h)	Any pronouns about gender or figure shall be deemed as having the attribute of masculine, feminine, singular or plural according to contents.

(i)	Unless the context otherwise requires, any obligations or undertakings fulfilled or made by more than one party hereunder shall be deemed as being fulfilled or made by such parties jointly and severally.

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(j)	Any time limit explicitly specified and/or the number of days calculated from some date or the date of any known action or matter shall exclude the current day when calculating the said time limit and/or the number of days.

(k)	A day shall start from 0:00 midnight and end 24 hours later; any reference to time or date refers to Hong Kong time or date.

1.3	Headlines

The headline of each clause or sub-clause is set to facilitate reference only, and does not impact the explanations or meanings of the Agreement.

2	Subscription of Convertible Bonds

2.1	Subscription of Convertible Bonds

Subject to the terms and conditions hereof, the Investor agrees to purchase from the Company, and the Company agrees to issue and sell to the Investor the Convertible Bonds with the principal of US&30,000,000 and attached with terms and conditions.

2.2	Consideration

The Investment agrees to pay the Company the consideration for the Convertible Bonds of US$30,000,000 (the “Consideration”).

3	Conditions Precedent

3.1	Conditions Precedent to the Investor’s Closing

The completion of closing obligations of the Investor according to Article 5 hereof shall be subject to the following conditions or the written exemption issued by the Investor (in whole or in part, the said exemption may be subject to the terms and conditions probably required by the Investor):

(a)	The Company has obtained all necessary internal approvals, including resolutions passed by the board of directors and the board of shareholders, to authorize and approve the conclusion of the Agreement and fulfilment of obligations hereunder;

(b)	(If applicable) in terms of the Agreement and the transaction hereunder, the Company has obtained all necessary authorizations, consents and approvals from competent governmental agencies or relevant persons, and has properly handled all archives and registrations necessary for the conclusion, delivery and performance of the Agreement and met other formal requirements according to appropriate ordinances or any agreement binding upon the Company or assets thereof, so as to ensure that the Agreement and the transaction hereunder are legitimate and effective and have legal force;

(c)	The representations and warranties made by the Company and specified in Article 4 hereof shall be true, accurate, complete and exhaustive at the date hereof and every day before closing, just as such representations and warranties are just made at that time;

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(d)	All documents specified in Article 5.2 hereof shall have been properly delivered to the Investor;

(e)	The Company shall have fulfilled and followed all obligations and conditions which are required hereunder to be fulfilled or followed at the time of or before closing;

(f)	The written consents of the shareholders and all founders of the Company have been obtained for the Agreement, the transaction contemplated hereunder as well as the exemption of their rights relating to the execution and performance of the Agreement under the shareholder agreement (including any anti-dilution right or right of first refusal);

(g)	The company controlled by founders shall have signed a share pledge agreement (the “Share Pledge Agreement”), to pledge the ordinary shares held by it (the number thereof equals nine percents (9%) of outstanding shares of the Company at that time, excluding Convertible Bonds issued hereunder) to the Investor as the guarantee for the Company’s obligations under Convertible Bonds;

(h)	Founders have signed the individual warranty deed of founders; and

(i)	There are no court orders effective at that time or issued to prohibit the transaction contemplated hereunder.

3.2	Conditions Precedent to the Company’s Closing

The completion of closing obligations of the Company according to Article 5 hereof shall be subject to the following conditions or the written exemption issued by the Company (in whole or in part, the said exemption may be subject to the terms and conditions probably required by the Company):

(a)	The Investor has obtained all necessary internal approvals, including resolutions passed by the board of directors and the board of shareholders, to authorize and approve the conclusion, delivery and performance of the Agreement and other transaction documents;

(b)	(If applicable) in terms of the Agreement and the transaction hereunder, the Investor has obtained all necessary authorizations, consents and approvals from competent governmental agencies or relevant persons, and has properly handled all archives and registrations necessary for the conclusion, delivery and performance of the Agreement and met other formal requirements according to appropriate ordinances or any agreement binding upon the Investor or assets thereof, so as to ensure that the Agreement and the transaction hereunder are legitimate and effective and have legal force;

(c)	The representations and warranties made by the Investor and specified in Article 4 hereof shall be true and complete at the date hereof and at the time of closing, just as such representations and warranties are just made at the date of closing;

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(d)	The Investor shall have fulfilled and followed all obligations and conditions which are required hereunder to be fulfilled or followed at the time of or before closing; and

(e)	There are no court orders effective at that time or issued to prohibit the transaction contemplated hereunder.

3.3	Reasonably Best Efforts

According to the terms and conditions hereunder, either party hereto shall make reasonably best efforts to take or cause any other entity to take all actions in the most pragmatic way to conclude all further instruments and assist and cooperate with the other party to complete all matters necessary for the completion and validation of the transaction contemplated hereunder according to applicable laws (both Parties understand that either Party is not obliged to grant any or other exemptions because of this clause).

4	Representations and Warranties

4.1	The Company’s Representations and Warranties

The Company hereby makes the representations, warranties and undertakings to the Investor that the following expressions are true and accurate and not misleading in all aspects at the date hereof:

(a)	The Company was established and effectively subsists under laws of the place of establishment thereof;

(b)	The Company has all rights to execute the Agreement, can exercise its rights and fulfil its obligations hereunder, and has taken all corporate actions to conclude and deliver the Agreement and fully fulfil its obligations and complete the transaction contemplated hereunder;

(c)	After being formally authorized, executed and delivered by the Company, the Agreement shall constitute an agreement effective for and bonding upon the Company and be compulsorily enforceable for the Company according to clauses hereof, but shall be subject to bankruptcy matters;

(d)	As for the execution, delivery and performance of the Agreement, the Company does and will not (i) be required to obtain the consent or approval of any competent governmental authority or any third party; (ii) violate any of the following provisions in any material respect: (A) any applicable laws or regulations or any order or decree of any governmental authority validating at the date hereof, or (B) any constitutional document; or (C) any agreement to which the Company is a party or which constraints the Company or any assets thereof;

(e)	Convertible Bonds will obtain the legal authorization of the Company at the time of issue, and will constitute direct, common, non-subordinated, unconditional and unsecured debt repayment obligations of the Company at the time of issue and delivery according to the Agreement and relevant terms and conditions, and such obligations have the equal sequence of rights and interests and do not have any privilege;

Convertible Bond Subscription Agreement	9

(f)	Converted shares will be ordinary shares with the consideration fully paid at the time of issue and no taxes able to be levied, be allotted and issued properly and legally, and have the equal sequence of rights and interests with existing ordinary shares in all aspects. Save as otherwise stipulated by applicable laws, converted shares shall not have any claim, mortgage, charge, easement, encumbrance, lease, covenant, mortgage right, right of lien and pledge at the time of issue; and

(g)	Other representations and warranties made by all warrantors (except Forest, Matrix, Sequoia and Qualcomm) (as defined in the Investment Agreement) specified in Appendix IV to the Investment Agreement. For the purpose of this paragraph, such representations and warranties shall constitute a part hereof, just as they are specified hereunder.

4.2	The Investor’s Representations and Warranties

The Investor hereby makes the representations, warranties and undertakings to the Company that the following expressions are true and accurate and not misleading in all aspects at the date hereof:

(a)	The Investor was established and effectively subsists under laws of the place of establishment thereof;

(b)	The Investor has all rights to execute the Agreement, can exercise its rights and fulfil its obligations hereunder, and has taken all corporate actions to conclude and deliver the Agreement and fully fulfil its obligations and complete the transaction contemplated hereunder;

(c)	After being formally authorized, executed and delivered by the Investor, the Agreement shall constitute an agreement effective for and bonding upon the Investor and be compulsorily enforceable for the Investor according to clauses hereof, but shall be subject to bankruptcy matters;

(d)	As for the execution, delivery and performance of the Agreement, the Investor does and will not (i) be required to obtain the consent or approval of any competent governmental authority or any third party; (ii) violate any of the following provisions in any material respect: (A) any applicable laws or regulations or any order or decree of any governmental authority validating at the date hereof, or (B) any constitutional document; or (C) any agreement to which the Investor is a party or which constrains the Investor or any assets thereof;

(e)	The Investor has enough funds to pay the Consideration necessary for the subscription of Convertible Bonds in full.

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5	Closing

5.1	Closing Time and Place

Closing shall be conducted in the form of virtual electronic closing within five (5) business days after the closing of the Equity Transaction and all conditions specified in Article 3 hereof being met or exempted from (as the case may be), or be conducted according to other date, time, place and form agreed by both Parties in writing, provided that all conditions specified in Article 3 hereof are met or exempted from (as the case may be).

5.2	The Company’s Obligations to the Closing

At the time of or before closing, the Company shall deliver or cause other persons to deliver the following documents to the Investor:

(a)	the copies of resolutions of the board of directors and shareholders of the Company about matters such as approval of execution, performance and delivery of the Agreement (including but not limited to the issue of the Convertible Bonds); if any director signing the resolution of the board of directors or any shareholder signing the resolution of shareholders is a corporate body, then, the copies of the resolutions of the board of directors and shareholders of the said corporate body which approve the execution, performance and delivery of the Agreement and authorize the signature of the resolution of the board of directors or shareholders of the Company;

(b)	(i) a certified copy of the Certificate of Incumbency issued by company registration agency and (ii) a certified copy of the Certificate of Good Standing issued by Cayman Company Registry at the closing date or three (3) business days before;

(c)	an original of the Share Pledge Agreement concluded by the company controlled by founders as well as other documents which shall be delivered according to the said agreement;

(d)	an original of the certificate of Convertible Bonds attached with terms and conditions;

(e)	a certified (i.e. singed by directors of the Company) copy of bonds register issued by the Company and updated, which specifies that the Convertible Bonds have been registered under the name of the Investor;

(f)	an original of the individual warranty deed signed by founders; and

(g)	an original of agency appointment letter issued by the Company according to Article 11.3 hereof and properly signed by the agency to receive the said appointment.

5.3	The Investor’s Obligations to the Closing

At the time of closing, the Investor shall (a) pay the Company the Consideration to the designated bank account in US dollars and in the form of spot T/T two (2) business days before the closing day, and the Investor shall provide the Company with the certification of the T/T document; or (b) pay the Company in any other form agreed by both Parties.

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6	Termination

6.1	Termination of the Agreement

The Agreement and the transaction contemplated hereunder may be terminated or waived by both Parties in the following circumstances:

(a)	Approved by the Company and the Investor in writing; or

(b)	If closing does not occur within 30 days after the date hereof or any other date agreed by both Parties, the Agreement shall be terminated automatically.

6.2	Termination Effect

Subject to Article 6.3 hereof, if the Agreement is terminated according to Article 6.1 hereof or applicable laws, either party shall have no right to make any claim against the other Party concerning expenses, damages, compensations or other matters, except the claim made by the observant party against the breaching party concerning the violation of any clause hereof before termination.

6.3	Surviving Clauses

Articles 6 (Termination), 7 (Confidentiality), 8 (Announcement), 9 (Notice and Other Communications), 10 (General Provisions) and 11 (Governing Law and Settlement of Disputes) shall survive upon the termination of the Agreement.

7	Confidentiality

7.1	Confidentiality Obligations

The secrets, non-public or private information hereunder or relating to the following matters obtained or acquired due to negotiation about and/or conclusion of the Agreement (no matter how such information is stored and delivered or both Parties exchange it in any way) are confidential information (the “Confidential Information”). Either Party hereto shall strictly keep it confidential, and shall not arbitrarily disclose or use it except in the conditions set out in Article 7.2:

(a)	existence and clauses of the Agreement;

(b)	negotiation relating to the Agreement; and

(c)	business activities conducted by either Party to the Agreement, the said Party or any related party thereof.

7.2	Allowed Disclosure

In spite of Article 7.1, either Party to the Agreement may disclose or use the Confidential Information only in the following circumstances and scope:

(a)	The disclosure or use is required by any applicable laws, any rules of the exchange on which shares of either Party are listed, or any governmental agency, but the Party concerned shall notify the other Party of such requirement in time so that the other Party has a change to raise an objection to such disclosure or use, if any; or negotiate with the other Party about the time and contents of such disclosure or use;

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(b)	The disclosure or use is necessary because of any legal procedures arising from the Agreement or any relevant agreement, or the disclosing Party discloses tax matters thereof to the tax authorities;

(c)	Regarding the conclusion or performance of the Agreement or any transaction hereunder, disclosure is made to the limited partner, shareholder, manager, director, employee, lawyer, accountant, financial consultant and other agent or representative (the “Representatives”) of either Party who need to know the Confidential Information, provided that such Representatives shall be subject to the constraints set out in Article 7 hereof in receiving such information;

(d)	Such Confidential Information may be obtained through open channels (except for the information disclosure incurred by the violation of confidentiality agreement (if any) or the Agreement); or

(e)	The other Party approves the disclosure or use in writing in advance.

8	Announcement

Either Party agrees to negotiate with the other Party before any news is released or any public statement is published with regard to the Agreement or the transaction contemplated hereunder, and will not release any news or publish any public statement before such negotiation, unless the release of any news or publication of any public statement is required by any applicable laws or the rules of the exchange on which shares of either Party are listed.

9	Notice and Other Communications

9.1	Form – All Communications

Save as otherwise explicitly stipulated hereunder, all notices, certifications, approvals, exemptions and other communications (the “Communications”) relating to the Agreement shall:

(a)	be executed in writing in Chinese or English;

(b)	be sent upon affixing of signature of sender (or authorized signatory thereof); and

(c)	be marked with persons listed in Detailed Information, or be marked according to the latest change notice, if the receiver has sent a change notice.

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9.2	Form – E-mail Communications

(a)	E-mail communications do not need to meet the requirements in Article 9.1, but shall conform to the following provisions:

(i)	Any e-mail shall be written in Chinese or English; and

(ii)	Any e-mail shall be marked with the full name of sender.

(b)	All e-mail communications shall be deemed as being signed by the sender at the time of sending.

9.3	Delivery

All communications relating to the Agreement shall be delivered in any of the following ways:

(a)	being sent to the address of the receiver listed in Detailed Information by hand;

(b)	being posted to the address of the receiver listed in Detailed Information by local ordinary mail or overseas air mail (if applicable) with postage prepaid;

(c)	being faxed to the fax number of the receiver listed in Detailed Information; or

(d)	being sent to the e-mail address of the receiver listed in Detailed Information by e-mail.

9.4	Change of Communication Materials

If either Party needs to change communication materials thereof listed in the Detailed Information, it may notify the other party of such a change in writing according to Article 9. The said change notice shall take effect on next business day after delivery or being deemed as having been delivered effectively. Before the validation of such a change, the notice sent by the other Party to the said Party according to the information before change shall be legal and effective.

9.5	Effective Delivery

Unless otherwise specified, all communications relating to the Agreement shall be deemed as being effectively delivered at the following time (whichever is the later):

(a)	when the receiver receives such communications;

(b)	in any following circumstances:

(i)	if communications are sent by local ordinary mail, three (3) days after being sent;

(ii)	if communications are sent by overseas air mail, three (7) days after being sent;

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(iii)	if communications are sent by fax, the time indicated on the sending report after successful sending of an entire document; or

(iv)	if any communication is sent by e-mail and the sender does not receive automatic information indicating that the e-mail is not sent to the designated e-mail address, the time when the sender successfully sends the e-mail; otherwise, the time when the receiver receives the e-mail.

10	General Provisions

10.1	Severability

If any clause hereof is identified as ineffective, illegal or enforceable in whole or in part within a jurisdiction to some extent, the said part shall be deemed as severable from the other part. The remaining clauses hereof shall be valid and effective fully, and the effectiveness or enforceability of the said part shall not be impacted within any other jurisdiction. Any non-effective, enforceable or illegal clause hereof shall be deemed as being replaced by another effective and enforceable clause, and the said clause shall have the effectiveness the closest to the original meaning of the replaced clause. The severability in this clause will not be effective, if it affects the nature of the Agreement or violates public policies.

10.2	Complete Agreement

The Agreement constitutes an entire agreement between both Parties about the subject matter hereof, and replaces all prior written or oral understandings or agreements about the said matter.

10.3	Transfer

The Agreement shall be binding upon and enforceable for both Parties, successors and permitted assignees thereof. Save as otherwise approved by the other Party in writing in advance, either Party hereto shall not transfer any of its rights or obligations hereunder, but the Investor shall have the right to transfer all or part of its rights hereunder to any affiliated party, without the consent of the other Party.

10.4	Discretion of Exercising Rights

Save as otherwise stipulated hereunder, either Party hereto may exercise its rights, claim reliefs, give a consent or refuse to give a consent in any way it deems appropriate (including imposing conditions).

10.5	Failure to Exercise Rights or Failure to Promptly Exercise Rights

Save as otherwise stipulated hereunder, either Party’s partial exercise, failure to exercise or delay in exercising rights or reliefs conferred by the Agreement or any applicable laws shall not be deemed as the said Party’s exemption from such such rights or reliefs, or prevent or restrict the further exercise of such or other rights or reliefs according to the Agreement.

10.6	Cumulative Relief

The rights and reliefs conferred hereunder are those in addition to other rights and reliefs conferred by laws, and can be exercised independently.

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10.7	Alteration and Exemption

Save as otherwise allowed hereunder, written documents about the amendment, change, waiver, cancellation or termination of the Agreement and clauses hereof shall be signed by both Parties. Clauses hereof or rights hereunder can be only exempted from by beneficiary in writing.

10.8	Follow-up Actions

Either Party agrees (and agrees to cause others) to conduct further action or behaviour (including obtaining consents, signing or concluding any agreement, certificate and instrument, completing and signing any other instrument or document, as well as archiving or filing any document at any competent governmental authority) upon reasonably request by the other Party for the following purposes:

(a)	so that the said Party and other relevant persons are bound by the Agreement;

(b)	so that the Agreement becomes legal, valid and legally binding; or

(c)	in order to perform the Agreement, complete the subject matter hereunder and the transaction contemplated hereunder.

10.9	Explanations

All explanation rules unfavourable to either Party for the rules are drafted by the said Party and depend on all or part of the Agreement shall not be applicable to the Agreement.

10.10	Language

The Agreement is executed in Chinese.

10.11	Expenses

The Company and the Investor shall undertake respective expenses and expenditures.

10.12	Duplicates

Both Parties may sign one or more duplicates of the Agreement, and all signed duplicates shall constitute an entire instrument with legal force.

11	Governing Laws and Settlement of Disputes

11.1	Governing Laws

The Agreement shall be governed and interpreted by Hong Kong laws, except provisions about conflict of laws.

11.2	Settlement of Disputes

(a)	Any disputes incurred by or relating to the Agreement, including disputes about its conclusion, validity or termination (the “Disputes”) shall be settled through arbitration after either Party sends an arbitration notice (the “Arbitration Notice”) to the other Party.

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(b)	The Disputes shall be awarded by Hong Kong International Arbitration Center (the “HKIAC”) at Hong Kong in accordance with Hong Kong International Arbitration Center Administered Arbitration Rules (the “Rules”) valid at the time of sending the arbitration notice. The number of arbitrators shall be three (3), with one designated by the Company, one by the Investor, and one jointly by the arbitrators designated by both Parties. Both Parties shall respectively designate arbitrators within in fifteen (15) days after sending the arbitration notice, otherwise such arbitrators will be designated by the chairman of the HKIAC. If designated arbitrators do not designate the third arbitrator within fifteen (15) days after the second arbitrator is designated, the third arbitrator shall be designated by the chairman of the HKIAC and have legal practicing qualifications in Hong Kong.

(c)	Arbitration procedures shall be conducted in English. If the Rules run counter to any clause of Article 11.2, including the clause about designation of arbitrators, the said clause of Article 11.2 shall prevail.

(d)	Either party of arbitration procedures shall cooperate with the other party, and fully disclose and provide materials and documents relating to the said arbitration procedures upon request by the other Party, unless the said party undertakes binding confidentiality obligations.

(e)	The award of the arbitral tribunal shall be final and binding upon both Parties, and the dominant party may apply to the court with jurisdiction to execute the said award.

(f)	The arbitral tribunal shall award the dispute submitted by either Party for arbitration in strict accordance with the substantive laws of Hong Kong (except the rules of conflict of laws), and shall not apply any other substantive laws.

(g)	If possible, before the constitution of the arbitral tribunal, either Party of the dispute shall have the right to seek preliminary compulsory relief from the court with jurisdiction.

(h)	In the course of the arbitral tribunal making an award for a dispute, both Parties shall continually perform the Agreement, except the disputable part under arbitration.

11.3	Appointment of Agent

(a)	The Investor irrevocably appoints Changyou.com HK Limited, of Room D, 26/F, Legend Tower, 7 Shing Yip St., Kwun Tong, Hong Kong, as its agent receiving legal procedure documents or arbitration documents (the “Agent”) to receive all legal procedure documents or arbitration documents relating to the Agreement on behalf of the Investor.

(b)	If the Agent cannot continually work as the Agent of the Investor for any reason, the Investor shall appoint any other person in Hong Kong for substitution, and notify the Company of such a change in time.

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(c)	The Investor agrees that any legal procedure documents or arbitration documents properly delivered by the Agent are deemed as having been delivered to the Investor fully and properly.

(d)	The Company irrevocably appoints Changyou.com HK Limited, with the company No. 1596431 and of Room C, 21/F, CMA Building, No. 64 Connaught Road, Central, Hong Kong, as its agent receiving legal procedure documents or arbitration documents (the “Agent”) to receive all legal procedure documents or arbitration documents relating to the Agreement on behalf of the Company.

(e)	If the Agent cannot continually work as the Agent of the Company for any reason, the Company shall appoint any other person in Hong Kong for substitution, and notify the Investor of such a change in time.

(f)	The Company agrees that any legal procedure documents or arbitration documents properly delivered by the Agent are deemed as having been delivered to the Company fully and properly.

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Appendix I - Definitions

Term	Definition
Series A preferred shares	refer to Series A preferred shares of the Company, with the book value of US$0.0001, and attached with rights and privileges specified in the constitutional documents of the Company.

Series A-1 preferred shares	refer to Series A-1 preferred shares of the Company, with the book value of US$0.0001, and attached with rights and privileges specified in the constitutional documents of the Company.

The Agreement	has the meaning ascribed to it in the “Detailed Information” part of the Agreement.

Founders	refer to Yongzhi Yang, Tiefeng Liu, Na Zeng, Zhou Yu and Sen Li.

Individual warranty deed of founders	refers to the warranty deed signed by founders about obligations of founders, Baina and all group companies for the transaction contemplated under the warranty investment agreement as well as the obligations about convertible bonds to be fulfilled by a Cayman company.

Company controlled by founders	Baina Inc., a company with limited liability established in accordance with laws of the British Virgin Islands, with its registered address at Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

Representatives	have the meaning ascribed to them in Article 7.2 (c) of the Agreement.

Agent	has the meaning ascribed to it in Article 11.3 (a) of the Agreement.

Consideration	has the meaning ascribed to it in Article 2.2 of the Agreement.

Both Parties or either Party	have/has the meaning ascribed to them or it in the “Detailed Information” part of the Agreement.

Company	has the meaning ascribed to it in the “Detailed Information” part of the Agreement.

Share pledge agreement	has the meaning ascribed to it in Article 3.1 (g) of the Agreement.

Equity transaction	has the meaning ascribed to them in Paragraph (A) of recitals of the Agreement.

Confidential information	has the meaning ascribed to it in Article 7.1 hereof.

Convertible Bond Subscription Agreement	19

Group companies	refer to the Company and any wholly-owned or non-wholly-owned subsidiaries (having the definition ascribed to them in the Companies Ordinance (Chapter 622, Laws of Hong Kong) (for the avoidance of any doubt, including all companies in China, Hong Kong subsidiaries, the US subsidiary and Japanese subsidiary), and the “Group” refers to the collective reference of all group companies.

Closing	refers to the completion of the transaction contemplated hereunder according to Article 5 of the Agreement.

Closing date	refers to the current day of closing.

Convertible bonds	have the meaning ascribed to them in Paragraph (B) of the “Detailed Information” part of the Agreement.

The US	refers to the United States of America.

US subsidiaries	MoboTap Inc., a company with limited liability established in accordance with Delaware laws of the US, with the registration No. 4858587 and its address at Delaware Corporations LLC, 800 Delaware Ave., the City of Wilmington, County of New Castle, Delaware 19801.

Bankruptcy matter	refers to the occurrence of any of the following circumstances: (a) the Company or any group company institutes any lawsuit, legal proceedings or other legal act: (i) to seek an award about insolvency or bankruptcy, or seek any relief order or other order about approving any relevant case or legal procedures according to any current prevailing or future laws about bankruptcy, restructuring, arrangement, debt adjustment, debt relief, dissolution, insolvency or liquidation within any jurisdiction; or (ii) to appoint any custodian or similar person for its properties or major properties, and the appointment is not cancelled or delayed within sixty (60) days later; (b) there is any lawsuit or legal procedures instituted against the Company or any group company: (i) resulting in any relief order, or any award or appointment; or (ii) which is not cancelled within sixty (60) days after start; (c) the Company or any group company (i) transfers all properties for the interests of creditor; (ii) holds meetings with the creditor to negotiate about the reorganization, adjustment or restructuring of debts; or (iii) explicitly expresses its consent, approval or acquiescence of any of the aforesaid matters through action or inaction, or conducts any corporate or other action in order to make any of the aforesaid matters occur.

Ordinary shares	refer to ordinary shares of the Company, with the book value of US$0.0001, and attached with rights and privileges specified in the constitutional documents of the Company.

Person	refers to any individual, or company, partner, limited partner, wholly owned enterprise, business, property, trust, corporate or incorporated body, joint venture enterprise, company with limited liability, joint stock company, government (or the agent or branch thereof) or the entity of any other type.

Convertible Bond Subscription Agreement	20

Japan	refers to Japan.

Japanese subsidiary	refers to Dolphin Browser Inc., a company with limited liability established according to Japanese laws, with its registration No. 011001091188 and address at 4-3-17, Toranomon, Shinjuku, Tokyo Shinjuku.

Applicable laws	refer to, for the purpose of any person, any constitution, laws, regulations, ordinances, rules, the rule of law, by-laws, approvals, orders, decrees, awards, guidelines, policies, requirements or other governmental restrictions applicable to the said person, or any subsidiary or assets thereof, or the similar binding formulations, decisions, identifications or interpretations made by any governmental agencies for the aforesaid matters effective at the execution date of the Agreement or thereafter.

Communications	have the meaning ascribed to them in Article 9.1 hereof.

Investment agreement	has the meaning ascribed to them in Paragraph (A) of recitals of the Agreement.

Investor	has the meaning ascribed to it in the “Detailed Information” part of the Agreement.

Shareholder agreement	refers to the revised and restated shareholder agreement concluded according to the Investment Agreement by and between the company controlled by founders, the Investor, the Company, MoboTap Inc. Limited, Muse Entertainment Limited, MoboTap Inc., Baina Zhiyuan (Beijing) Technology Co., Ltd., Baina Zhiyuan (Chengdu) Technology Co., Ltd., Beijing Baina Information Technology Co., Ltd., Baina (Wuhan) Information Technology Co., Ltd. and all founders.

Hong Kong	refers to Hong Kong Special Administrative Region of the People’s Republic of China.

Hong Kong subsidiaries	refer to the following companies:

(a) MoboTap Inc. Limited, a company with limited liability (invested or controlled by a natural person) established under the laws of Hong Kong, with its registration of 420100000199726 and address at 3/F, Building A2, Phase 1 of Financial Harbor, No.77 Optical Valley Avenue, East Lake High-tech Development Zone, Wuhan;

(b) Dstore Technology Limited, a company established under the laws of Hong Kong, with its registration No. 2017908 and address at Flat E5, 9/F, Blk E, Wah Lok Industrial Centre (Phase II), Nos. 31-35, Shan Mei Street, Fo Tan, Shatin, NT, Hong Kong; and

(c) Muses Entertainment Limited, a company with limited liability established under the laws of Hong Kong, with its registration No. of 1756288 and address at Flat 2, 19, Henan Building, 90-92 Jaffe Road, Wanchai, Hong Kong.

Convertible Bond Subscription Agreement	21

HKIAC	has the meaning ascribed to them in Article 11.2 (b) of the Agreement.

Terms and conditions	refer to the terms and conditions of issue of convertible bonds specified in Appendix II below.

USD or dollar	refers to the legitimate currency of the US.

Converted shares	refer to shares converted into ordinary shares according to terms and conditions and issued to the Investor.

Business day	refers to any calendar day other than Saturday, Sunday or any statutory holiday of China, British Virgin Islands and Hong Kong.

Constitutional documents	refer to, for the purpose of any corporate body, its memorandum and articles of association, or other similar organizational and governing documents.

Dispute	has the meaning ascribed to them in Article 11.2 (a) of the Agreement.

Bonds register	refers to the register kept by the Company according to terms and conditions in its registration office to record the registration and transfer of convertible bonds.

Arbitration rules	have the meaning ascribed to them in Article 11.2 (b) of the Agreement.

China	refers to the People’s Republic of China, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan only for the purpose of the Agreement.

Companies in China	refer to the following companies:

(a) Baina Zhiyuan (Beijing) Technology Co., Ltd., a company with limited liability (solely funded by Hong Kong, Macau or Taiwan legal person) established under the laws of China, with its registration No. 110000450183446 and address at South 2-1-6, Block A, # 1 Plant, No.5 A Xueyuan Road, Haidian District, Beijing;

(b) Baina Zhiyuan (Chengdu) Technology Co., Ltd., a company with limited liability (solely funded by Hong Kong, Macau or Taiwan legal person) established under the laws of China, with its registration No. 510100400043032 and address at Rooms 102-112, 1/F, Building No.1, Zone A, Tianfu Software Park, No. 765 Middle Tianfu Avenue, Chengdu Hi-tech Zone, Sichuan;

(c) Beijing Baina Information Technology Co., Ltd., a company with limited liability (invested or controlled by a natural person) established under the laws of China, with its registration No. 110108012702434 and address at South 2-1-7, Block A, # 1 Plant, No.5 A Xueyuan Road, Haidian District, Beijing;

Convertible Bond Subscription Agreement	22

(d)	Baina (Wuhan) Information Technology Co., Ltd., a company with limited liability (invested or controlled by a natural person) established under the laws of China, with its registration No. 420100000199726 and address at 3/F, Building A2, Phase 1 of Financial Harbor, No.77 Optical Valley Avenue, East Lake High-tech Development Zone, Wuhan;

(e)	Wuhan Xingyu Science and Technology Co., Ltd. (Company Registration No. 420100000376093), whose registered address is located at Room 2, 5/F, Building 1, Phase 3 Guannan Fuxing Medicine Park, No.58 Optical Valley Avenue, East Lake High-tech Development Zone, Wuhan;

(f)	Chengdu Xingyu Science and Technology Co., Ltd. (Company Registration No. 510109000353845), whose registered address is located at No.39, 6/F, Unit 2, Building 1, No.222 Tianren Road, Hi-tech Zone, Chengdu;

(g)	Wuhan Hualian Chuangke Science and Technology Co., Ltd. (Company Registration No. 40100000123236), whose registered address is located at Room 401, Block A, 3 # Building, SBI Venture Street, Dongxin Road, East Lake High-tech Development Zone, Wuhan;

(h)	Beijing Anzhuoxing Science and Technology Co., Ltd. (Company Registration No. 110108010360883), whose registered address is located at Room 4037, Huaqingyuan Hotel 1A, 1B and 1C, Building 13, Huaqingjia Park, Dongsheng Zone, Wudaokou, Haidian District, Beijing; and

(i)	Shanghai Andepurui Network Science and Technology Co., Ltd. (Company Registration No. 310115002064099), whose registered address is located at Room 112, Building 2, No.700 Shangfeng Road, Pudong New Area, Shanghai.

Convertible Bond Subscription Agreement	23

Appendix II – Convertible Bonds and Terms and Conditions

No.:

MOBOTAP INC.

(A company with limited liability established under the laws of Cayman Islands)

Initial bond issue date:

Initial conversion price (subject to the adjustment hereunder): US$0.4926984 per share

Zero-coupon convertible bonds totalling US$30,000,000 and maturing on                     , 2019

The redeemable convertible bonds (the “Bonds”) are one type of a series of redeemable convertible bonds formally authorized and legally issued by MoboTap Inc. MoboTap Inc. is a company established in Cayman Islands, with its registered office at P.O. Box 613 GT, 4th Floor Harbour Centre, George Town, Grand Cayman KY1-1107, Cayman Islands (the “Company”). The Bonds are interest-coupon (0%) convertible bonds and mature at the fifth (5th) anniversary after the initial bond issue date (the Bonds and other convertible bonds of the said series are referred to as the “Convertible Bonds” collectively).

For value received, the Company undertakes that it will pay or have been paid the principal of US$30,000,000 specified hereunder to the holder of the Bonds or allowed assignee thereof (the “Holder”) to redeem the Bonds at the fifth (5th) anniversary after the initial bond issue date or the date of advance repayment of the Bonds required or allowed hereunder (the “Maturity Date” ). The Bonds shall be subject to the following supplementary provisions:

1	Definitions

For this purpose, save as otherwise agreed by the Bonds, (a) the meanings of terms used for the Bonds are the same as those of terms used in the Subscription Agreement; and (b) the following terms have the following meanings:

Holder has the meaning ascribed to it in the second paragraph hereof.

Initial bond issue date refers to the first date of issue of bonds, in spite of any transfer of any bonds and the number of instruments which may be issued to certify the said bonds.

Initial conversion price refers to the initial conversion price used at the initial bond issue date, i.e. US$0.4926984 per ordinary share, in spite of any future adjustment made according to Article 5.

Warranty document refers to share pledge agreement.

Maturity Date has the meaning ascribed to them in the second paragraph hereof.

Convertible Bond Subscription Agreement	24

Corporate securities refer to ordinary shares and shares into which other types of securities may be reclassified or converted later.

Corporate security equivalents are the collective reference of options and convertible securities.

Share delivery date has the meaning ascribed to it in Article 4.4 (b) hereof.

Key personnel refer to Yongzhi Yang, Tiefeng Liu, Zhou Yu, Sen Li, Huazhen Tan, Yan Yu, Hongliang Li, Jitang Hu and Chaodong Wu.

Convertible securities refer to any shares and securities which may be converted, exercise or exchanged into any corporate securities, except options.

Convertible Bonds have the meaning ascribed to them in the first paragraph hereof.

Transaction documents refer to all documents relating to the subject transactions of the Agreement or the investment agreement, including but not limited to the Agreement, investment agreement, shareholder agreement (as defined in the investment agreement), share pledge agreement and individual warranty of founders (as defined in the investment agreement).

Options refer to any rights, warrants or options used to subscribe or purchase any securities or convertible securities of the Company.

Subscription agreement refers to the convertible bond subscription agreement signed by and between the Company and the investor on [*] [*], 2014, including the amendment, alteration or supplementation to it from time to time.

Initial public offering refers to the initial public offering on any recognized securities exchange (including but not limited to New York Stock Exchange, the Stock Exchange of China and London Stock Exchange) according to applicable laws and the listing rules of recognized securities exchange.

Event of default has the meaning ascribed to it in Article 8.1 hereof.

Reserved shares refer to the ordinary shares reserved by the Company for employee stock option plan.

Employee stock option plan refers to the employee stock option plan adopted on December 28, 2011 as well as the US appendix adopted on May 4, 2013.

Bonds have the meaning ascribed to them in the first paragraph hereof.

Conversion price has the meaning ascribed to it in Article 4.3 hereof.

Conversion date has the meaning ascribed to it in Article 4.1 (b) of the Bonds.

Notice of conversion has the meaning ascribed to it in Article 4.1 (b) of the Bonds.

2	Interest

2.1	No interest

The Bonds are zero-coupon bonds subject to the conditions set out in Article 8.2 hereof and are not attached with rights of payment of interests.

Convertible Bond Subscription Agreement	25

3	Registration, Transfer and Replacement of the Bonds

3.1	Bonds register

(a)	The Company shall keep bonds register in its registration office, i.e. the register used by the Company to record the registration and transfer of the Bonds, and record the name and address of Holder and each approved assignee. Holder shall notify the Company of any change in the name or address, if any, and the Company shall promptly record the said information into the bonds register after receiving the said notice.

(b)	The Bonds are registered bonds. Save as otherwise stipulated by applicable laws, registered Holders shall be absolute owners of the Bonds for all purposes (no matter whether the Bonds are outstanding or there is any notice about ownership, trust arrangement or other rights, or any notice about any mark (except the countersign for transfer) on the physical bonds) or the loss or theft of the Bonds), and nobody needs to bear any legal liability for the identification of the said Holder as actual owners.

3.2	Transfer

(a)	Holder may transfer the Bonds at its discretion at any time.

(b)	The transfer completed as per the following procedures shall come into effect immediately: (i) properly filling in transfer instrument; (ii) submitting the originals of the transfer instrument and physical bonds to the office of the Company at the registered address; and (iii) paying all amounts payable for the transfer (including but not limited to relevant taxes or charges levied by competent governmental authorities).

(c)	The Company shall post or register the mail (with postage prepaid) of new bonds (originals of physical bonds) within five (5) business days after receiving the transfer instrument, or prepare the originals of physical bonds at the office at the registered address for the demand of new holder.

3.3	Replacement

If any Bonds are lost, stolen, damaged, stained or destroyed, the Holder may replace them at the office of the Company at the registered address subject to the requirements of all applicable laws, and the Holder shall pay for all rights relating to the replacement of the Bonds, and provide evidences, guarantee, indemnity or other things for the replacement as reasonably required by the Company. Destroyed and stained bonds shall be returned to the Company at the replacement of the Bonds.

Convertible Bond Subscription Agreement	26

4	Conversion

4.1	Freewill offering

(a)	At any time from the initial bond issue date to the time of complete payment of the Bonds, the Holder may choose to convert all or part of outstanding principal of the Bonds into ordinary shares.

(b)	The Holder shall convert the Bonds by sending a conversion notice to the Company, and definitely specify the principal of the Bonds to be converted as well as the validation date of the conversion (the “Conversion Date”). The form of the said notice is recorded in Annex A (the “Notice of Conversion”). If the Notice of Conversion does not definitely specify the Conversion Date, the Conversion Date shall be the date when the Notice of Conversion is deemed as having been delivered.

(c)	After receiving the Notice of Conversion, the Company shall promptly notify the Holder of the number of converted shares to be issued to the Holder according to the Notice of Conversion by phone and fax.

(d)	In order to validate the conversion, the Holder shall not be required to actually hand over the originals of the Bonds to the Company, unless all the principal of the Bonds has been converted. According to this provision, the effect of the provision is reducing the outstanding principal of the Bonds by applicable conversion amount. The Holder and the Company shall make a record of the converted principal of the Bonds as well as the Conversion Date.

(e)	Once receiving the Bonds, the Holder and any assignee thereof recognize and agree that due to the conditions in Article 4.1, the outstanding and unconverted principal may be less than the marked par value of the Bonds after partial transfer of the Bonds.

4.2	Automatic transfer

Although there is any provision hereunder, at the date of initial public offering, the outstanding principal of the Bonds shall be deemed as being automatically converted into ordinary shares at an applicable conversion price. When automatic conversion occurs, any conversion right conferred in Article 4 shall cease. For the purpose of automatic conversion, the Conversion Date shall be the date of automatic conversion.

4.3	Conversion price

Subject to the adjustment specified in Article 5, conversion price shall be as the same as the initial conversion price (the “Conversion Price”).

4.4	Conversion procedures

(a)	The number of ordinary shares to be issued at the time of conversion depends on a quotient, which is obtained by dividing (i) the outstanding principal to be converted of the Bonds by (ii) currently effective Conversion Price.

Convertible Bond Subscription Agreement	27

(b)	Within five (5) working days after each Conversion Date (the “Delivery Date of Shares”), the Company shall hand over or cause others hand over one or more certificates of converted shares to the Holder, which shall specify the number of ordinary shares obtained by the conversion of the Bonds.

(c)	The Company undertakes that the aforesaid issued ordinary shares are officially authorized, effective issued and fully paid and are not taxed at the time of issue.

(d)	At the time conversion hereunder, the Company does not need to issue the share certificates showing the number of ordinary shares. If the number of ordinary shares finally calculated is not an integer, the Company shall increase or lower the said number to the closest integer of ordinary shares (when the decimal is 0.5 or above, the Company shall increase the number; otherwise, the Company shall lower the number).

(e)	For the share certificates issued to the conversion of the Bonds into ordinary shares, the Holder shall not be charged of any possible documentary stamp taxes or similar taxes at the time of issue or delivery of such share certificates, provided that the Company does not need to pay any taxes probably payable for the transfer involved in the issue or delivery of such certificates at the time of conversion, and the Company does not need to issue or deliver such share certificates, unless and until the Company requires that the person with the certificates issued has paid the said taxes to the Company or has submitted a certification (satisfactory to the Company) to the Company that the taxes have been paid.

(f)	When (i) all the principal of the Bonds has been paid off and received, or (ii) all the Bonds have been converted according to clauses hereunder, all rights under the Bonds shall be terminated.

5	Adjustment

5.1	Adjustment

The initial conversion price shall be adjusted according to the following items:

(a)	Dividends and share split

When the Bonds are outstanding at any time, if the Company: (i) pays dividends by securities or security equivalents of the Company or distributes dividends in any way (for the avoidance of any doubt, any ordinary shares issued by the Company for the conversion of the Bonds and the reserved shares distributed under the employee stock option plan shall be excluded); (ii) splits the outstanding securities of the Company in order to increase the number of shares; or (iii) incorporates outstanding securities of the Company (including the form reverse to share split) to decrease the number of shares, the Conversion Price shall be multiplied by a fraction, whose numerator is the number of outstanding securities of the Company immediate before the occurrence of the matter (excluding treasury shares but including reserved shares of the Company), and denominator is the number of outstanding securities of the Company immediate after the occurrence of the matter (including reserved shares). Any adjustment made according to the aforesaid conditions shall come into effect immediately after the record date of deciding the shareholders having rights to obtain dividends or allocations, and for the purpose of share split, incorporation or reclassification, shall come into effect immediate after such matters come into effect.

Convertible Bond Subscription Agreement	28

(b)	Distribution of dividends in cash or allocations

When the Bonds are outstanding, if the Company distributes dividends or conducts allocations for the holders of the securities of the Company in cash only, the Conversion Price shall be decreased accordingly, the decreased amount shall be obtained by multiplying the Conversion Price effective at the record date of deciding the shareholders having rights to obtain the dividends or allocations by a fraction, whose (i) numerator is the Conversion Price effective at the said record date minus the cash amount to be distributed per security of the Company; and (ii) denominator is the Conversion Price effective at the said record date.

(c)	Adjustment to other dividends or allocations

If the Company distributes dividends or conducts other allocations (excluding reserved shares distributed under the employee stock option plan) by allotting securities other than the securities of the Company at any time or from time to time (or setting a fixed record date of deciding the Holder of securities of the Company having rights to obtain dividends or allocations), the Company shall make a reserve, so that when converting any Convertible Bonds, the Holder may obtain a certain number of such other securities, except the ordinary shares to be allotted, just as the Holder converts the Convertible Bonds into ordinary shares immediately before the allotment of such other securities, which shall be subject to any other adjustment hereunder.

(d)	Waiver

If the Company sets a record date of deciding the shareholders having rights to obtain dividends or allocations of the securities or any security equivalents of the Company according to conditions specified in Items (a), (b) and (c) of Article 5.1, and thereafter and before distributing the securities or any security equivalents of the Company to the Holder, legally waives the plan of payment or delivery of dividends or allocations, the Conversion Price shall not be adjusted for the reason of setting the said record date.

(e)	Exceptions

In spite of other provisions, the Conversion Price shall not be adjusted for the following items:

(i)	the securities or security equivalents of the Company issued to the key employees, consultants, personnel or directors of any group companies under the employee stock option plan; or

Convertible Bond Subscription Agreement	29

(ii)	the amounts paid by the Company under the Bonds.

5.2	Calculation

All calculation results under Article 5 shall be recorded to the closest one (1) cent or 0.001 (as the case may be). For the purpose of Article 5, the number of securities of the Company issued and outstanding at a special date shall be the total of securities of the Company of different types or classes issued and outstanding (including any treasury shares but including reserved shares of the Company).

5.3	Notifying the Holder

When the Conversion Price shall be adjusted according to any provision of Article 5, the Company shall promptly send a notice to each Holder, specifying the Conversion Price after adjustment and a brief description of facts about necessity of the said adjustment.

6	Redemption

During the period when the Convertible Bonds are outstanding, the Company shall not redeem any of the Convertible Bonds in advance.

7	Status

(a)	The Bonds at least constitute the direct, unconditional, non-subordinated and secured debt repayment obligations of the Company, have the same sequence of rights and interests as all existing or future outstanding secured debts of the Company, and are not attached with any priorities or privileges (except liabilities relating to taxation and other statutory special cases).

(b)	The Bonds, obligations of paying any amounts hereunder, and the Company, founders and obligations to be fulfilled by the Company under all transaction documents are guaranteed by guarantee documents.

(c)	The Bonds, existing or future certifications, other instruments about liabilities hereunder or any clause of agreements will not: (i) for the Company and the Holder, impair all debt repayment obligations mature and payable by the Company to the Holder according to clauses hereof (such obligations are absolute and unconditional); (ii) intentionally or probably affect relevant rights of the Holder and creditors of the Company; or (iii) hinder the Holder from exercising all rights, powers and reliefs allowed by applicable laws or otherwise allowed due to breach or any event of default specified hereunder.

8	Event of Default

8.1	Event of default

“Event of default” refers to, for the purpose of the Bonds, any of the following events (no matter what reason for the event is and whether the event occurs voluntarily or involuntarily, due to the implementation of any law or according to any judgment, award or order of any court, or any order, regulation or rule of any administrative or governmental authority):

Convertible Bond Subscription Agreement	30

(a)	Any of the following: (i) the principal of any bonds; or (ii) compensations for breach and other arrears under any bonds for the Holder, is overdue (no matter whether it is overdue on the Conversion Date or Maturity Date, or because of requirements of advance repayment or any otherwise regulation). For the breach in Item (ii), the breach is not remedied within twenty (20) business days;

(b)	The Company fails to comply with or perform any other covenant or agreement under the Bonds, and if the breach can be remedied, the breach is not remedied within twenty (20) business days after the Holder sends a notice of the breach to the Company;

(c)	Existing shareholders (as defined in the investment agreement), founders, the company controlled by founders or the Company breaches any obligation under transaction documents (including but not limited to all undertakings, representations and warranties);

(d)	The fulfilment of any obligation hereunder by the Company is or becomes illegal;

(e)	There is any existing, pending or potent litigation, arbitration or administrative or other judicial procedures against any group company, and such procedures are not put aside or revoked within 45 days after they are instituted;

(f)	Any key employee resigns during the period when the Bonds (or any part thereof) are outstanding (except the circumstance that any key employee does not involve in a serious breach of law and regulations, or the Holder, as a listed company, is dismissed by the Company for any reason unacceptable for market management), or any key employee seriously breaches the employment contract concluded by him and the Contract (including non-competition and confidentiality agreements); or

(g)	The Company or any group company is subject to bankruptcy matters.

8.2	Relief measures for events of breach

(a)	If any event of breach occurs, the Holder of Convertible Bonds may select:

(i)	to require the Company redeeming the Bonds by the principle which are outstanding and are not converted multiplied by one hundred and thirty-eight percents (138%), and the Company shall redeem the Bonds in cash at the aforesaid price; or

(ii)	to continually exercise other rights (including conversion rights) under the Bonds, but the principal which are outstanding and are not converted of the Bonds shall be deed as the amount calculated under Item (a) (i) of this paragraph immediately, with other clauses unchanged.

Convertible Bond Subscription Agreement	31

(b)	The Holder of Convertible Bonds shall notify the Company of the aforesaid matters. If the Company shall pay any amount as per Item (a) (i) of this paragraph, the Company shall pay interests for the period from the date of sending a notice to the time of irrevocably repayment of all amounts after the date of occurrence of any event of breach (the said event of breach results in the requirement of final advance repayment of the Bonds), with the interest rate calculated by ten percents each year (10% p.a.), or the maximum value (subject to the lower one) allowed by applicable laws. After irrevocable full payment, the Holder shall exchange the Bonds in time or according to the instructions of the Company.

(c)	The rights of the Holder of Convertible Bonds specified under this condition are cumulative, are additional and independent rights above other guarantees owned by the Holder at any time regarding the Convertible Bonds (in whole or in part) and other ancillary rights, powers and reliefs, and do not exclude general rights enjoyed by the Holder under laws.

9	Miscellaneous

9.1	Applicable clauses

Articles 1 (Definitions and Interpretations), 9 (Notice and Other Communications), 10.1 (Severability), 10.5 (Failure to Exercise Rights or Failure to Promptly Exercise Rights), 10.7 (Alteration and Exemption), 10.9 (Explanations), 10.10 (Language) and 11 (Governing Law and Settlement of Disputes) of the Convertible Bond Subscription Agreement are applicable to the Bonds, just as such clauses are all listed in the Bonds, and any reference to “the Agreement” in such clauses shall be deemed as reference to “the Bonds” too (unless the context otherwise requires).

9.2	Taxes and other charges

All amounts which the Company shall pay for the Holder under the Agreement (including but not limited to the principal and interests) shall not include taxes or other charges which shall be paid in Hong Kong or other jurisdiction according to the applicable laws of the said region at present or in future, and shall not be reduced due to withholding. If the Company shall be reduced according to applicable laws or makes the amount paid to the Holder less than the amount receivable originally for any reason, the Company shall increase the amount so that the amount received by the Holder equals the amount receivable originally.

9.3	Notice

All notices or other communications sent under the Agreement shall be sent by hand, registered mail, fax or e-mail in writing. All such notices shall be marked with senders and receivers, and be marked as notices under the Bonds. If any notice is sent by hand, the notice shall come into effect at the time of personal delivery; if by registered mail, the notice shall come into effect at the time marked on receipt; if by fax, the notice shall come into effect at the time indicated on the report about successful transmission of entire document automatically listed on the fax (or similar machine); and, if by e-mail, the notice shall come into effect at the time of sending (if the sender receives the automatic information about failure of transmission, the notice shall come into effect at the time when the receiver receives it). The notices delivered hereunder do not hinder the delivery means allowed by applicable laws. For the purpose of this clause, the details of delivery of notices are as below:

Convertible Bond Subscription Agreement	32

If notice is sent to the Company:

Address:	P.O. Box 613 GT, 4th Floor Harbour Centre, George Town, Grand Cayman KY1-1107, Cayman Islands
Fax:	027-87782005-8056
E-mail:	tfliu@bainainfo.com
Attn:	Tiefeng Liu

If notices are sent to the Holder: refer to the materials of the Holder listed in the register.

9.4	Absolute obligations

Save as otherwise definitely stipulated, all clauses hereof shall not change or damage the Company’s obligations (if applicable) of paying the principal of Convertible Bonds as per the time, place and interest rate specified hereunder, compensations for breach as well as interests arising therefrom (such obligations are absolute and unconditional). The Bonds are the direct debt repayment obligations of the Company. The Bonds at least have the same status as other existing or future bonds issued according to clauses hereof.

9.5	Successors and assignees

The Bonds shall be binding upon the successors of the Company or the Holder, and can effective inherit interests thereof. The Holder may freely transfer the Bonds (in whole or in part) (the “Approved Assignees”).

*********************

To witness hereof, the Bonds have been legally executed at the date first written above in the form of covenant.

Executed, sealed and delivered by Yongzhi Yang in the form of covenant and on behalf of MoboTap Inc., a company established on the Cayman Islands, handling matters as authorized by the Company according to laws of the said region, in the presence of the following person, and:	) ) ) ) )	[Corporate seal]
) ) )
Signature of witness	) ) ) )
	)	Signature of Yongzhi Yang
Name of witness (standardized form)	) ) ) ) )

Address of witness

Convertible Bond Subscription Agreement	33

ANNEX A – Form of Notice of Conversion

To	:
Address	:
Attn.	:

Dear Sir,

Zero-coupon convertible bonds totalling US$30,000,000 and maturing on         , 2019 (No. [*]) (the “Bonds”)

According to the aforesaid Bonds, this text is a notice of conversion. Terms used hereunder have the same meanings as defined in the Bonds.

The signatory hereby selects to convert the principal of the Bonds into ordinary shares according to relevant conditions, and the amount of principal and the conversion date are specified hereunder. If shares are issued to any non-signatory, the signatory shall pay all relevant transfer taxes, and submit relevant share certificate and opinions as reasonably required by the Company according to provisions. Except the transfer taxes (if any), service fees will not be charged from the Holder for any conversion.

Principal of the Bonds	:	US$[30,000,000]
Previously converted principal	:	US$[*]
Principal to be converted under the Bonds	:	US$[*]
Outstanding principal immediately after conversion	:	US$[*]

Initial conversion price	:	US$[*] per share
Price after adjustment of initial conversion price	:	US$[*] per share
Number of ordinary shares	:	[*]

For and on behalf of

[ ]

Name:
Position:

Convertible Bond Subscription Agreement	34

Signature Page

To witness hereof, both Parties conclude the Agreement at the date first written above.

Company

Executed by the authorized signature on behalf of MoboTap Inc., a company established on the Cayman Islands, handling matters as authorized by the Company according to laws of the said region, and in the presence of the following person,	) ) ) ) ) ) ) ) )
)
Name of authorized signatory (standardized form)	) ) ) ) ) ) ) ) )	The signatory undertakes that at the time of execution, he has been fully authorized to execute the Agreement on behalf of MoboTap Inc.

Signature Page of Convertible Bond Subscription Agreement	35

Investor

Executed by the authorized signature on behalf of Glory Loop Limited, a company established on the British Virgin Islands, handling matters as authorized by the Investor according to laws of the said region, and in the presence of the following person,	) ) ) ) ) ) ) ) )
)
Name of authorized signatory (standardized form))
	) ) ) ) ) ) )	Execution by authorized signatory

Signature Page of Convertible Bond Subscription Agreement	36